SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. __)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:
[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to §240.14a-12

TASER International, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
[ ]	Fee paid previously with preliminary materials.
[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

TASER INTERNATIONAL, INC.

7860 East McClain Drive, Suite 2
Scottsdale, Arizona 85260

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
May 1, 2003

To Our Stockholders:

        The Annual Meeting of Stockholders of TASER International, Inc. (the “Company”) will be held at 12:00 Noon on Thursday, May 1, 2003 at the principal executive offices of the Company, 7860 East McClain Drive, Suite 2, Scottsdale, Arizona for the following purposes:

1.	Electing three directors of the Company;

2.	Ratifying the appointment of Deloitte & Touche LLP as the Company’s independent auditors for 2003; and

3.	Transacting such other business as may properly come before the meeting.

        Only holders of the Company’s Common Stock at the close of business on March 17, 2003 are entitled to notice of, and to vote at, the meeting and any adjournments or postponements thereof. Stockholders may vote in person or by proxy. A list of stockholders entitled to vote at the meeting will be available for examination by stockholders at the time and place of the meeting and during ordinary business hours, for a period of 10 days prior to the meeting, at the principal executive offices of the Company, 7860 East McClain Drive, Suite 2, Scottsdale, Arizona 85260.

By Order of the Board of Directors,

/s/ KATHLEEN C. HANRAHAN

Kathleen C. Hanrahan
Secretary

Scottsdale, Arizona

March 31, 2003

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE.

TASER INTERNATIONAL, INC.

7860 East McClain Drive, Suite 2
Scottsdale, Arizona 85260

PROXY STATEMENT

2003 Annual Meeting of Stockholders

        This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of TASER International, Inc. (the “Company”) of proxies to be voted at the 2003 Annual Meeting of Stockholders of the Company to be held at 12:00 Noon on Thursday, May 1, 2003 at the principal executive offices of the Company, 7860 East McClain Drive, Suite 2, Scottsdale, Arizona, and at any adjournments or postponements thereof. If proxies in the accompanying form are properly executed, dated and returned prior to the voting at the meeting, the shares of Common Stock represented thereby will be voted as instructed on the proxy. If no instructions are given on a properly executed and returned proxy, the shares of Common Stock represented thereby will be voted for election of the directors, for ratification of the appointment of the independent auditors and in support of the recommendations of management on such other business as may properly come before the meeting or any adjournments or postponements thereof.

        Any proxy may be revoked by a stockholder prior to its exercise upon written notice to the Secretary of the Company, by delivering a duly executed proxy bearing a later date, or by the vote of a stockholder cast in person at the meeting. The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, proxies may be solicited personally by the Company’s officers and employees, or by telephone, facsimile or electronic transmission or express mail. The Company may reimburse brokerage houses, banks and other custodians, nominees and fiduciaries for their reasonable expenses incurred in forwarding proxies and proxy material to their principals. This proxy statement is first being mailed to stockholders on or about March 31, 2003.

VOTING

        Holders of record of the Company’s Common Stock on March 17, 2003 will be entitled to vote at the Annual Meeting or any adjournments or postponements thereof. As of that date, there were 2,809,393 shares of Common Stock outstanding and entitled to vote, and a majority, or 1,404,697 of these shares, will constitute a quorum for the transaction of business. Each share of Common Stock entitles the holder to one vote on each matter that may properly come before the meeting. Stockholders are not entitled to cumulative voting in the election of directors. Abstentions will be counted in determining whether a quorum is present for the meeting and will be counted as a vote against any proposal, other than the election of directors. If a stockholder holds shares through a nominee, such as a brokerage firm, and such nominee does not have discretionary voting power with respect to a proposal and has not received voting instructions from the beneficial owner, a broker “non-vote” occurs. Broker non-votes are counted in determining whether a quorum is present. A nominee will have discretionary voting power with respect to the proposals described in this proxy statement.

PROPOSAL ONE:
ELECTION OF DIRECTORS

        The Board of Directors is comprised of seven directors. The directors are divided into three classes comprised as follows: two directors each in Class A and Class B, and three directors in Class C. Generally, one class is elected each year for a three-year term. The three nominees for election as directors to serve a regular three-year term until the Annual Meeting of Stockholders in 2006, or until their respective successors are elected and qualified, are Thomas P. Smith, Mark W. Kroll and Matthew R. McBrady. Directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. The three nominees for director receiving the highest number of votes will be elected to the Board of Directors.

        Unless marked otherwise, proxies received will be voted FOR the election of each of the nominees named below.

        If any nominee is unable or unwilling to serve as a director at the date of the Annual Meeting or any postponement or adjournment thereof, the proxies may be voted for a substitute nominee, designated by the proxy holders or by the present Board of Directors to fill such vacancy, or for the other nominee named without nomination of a substitute, or the number of directors may be reduced accordingly. The Board of Directors has no reason to believe that any of the nominees will be unwilling or unable to serve if elected a director.

        The Board of Directors recommends a vote FOR the election of Thomas P. Smith, Mark W. Kroll and Matthew R. McBrady.

        The following table sets forth certain information about each nominee for election to the Board of Directors, each continuing director and an additional executive officer of the Company.

			Director or	Expiration of
Name	Age	Positions	Officer Since	Current Term

Nominees for Election
Class C (for three-year term)
Thomas P. Smith	35	President and Director	1993	2003
Mark W. Kroll	50	Director	2003	2005
Matthew R. McBrady(1)(2)	32	Director	2000	2003
Directors Continuing in Office
Class A
Phillips W. Smith(3)	65	Chairman of the Board of Directors	1993	2004
Bruce R. Culver(1)(2)(3)	57	Director	1994	2004
Class B
Patrick W. Smith(3)	32	Chief Executive Officer and Director	1993	2005
Bernard B. Kerik	47	Director	2002	2005
Additional Executive Officer
Kathleen C. Hanrahan	39	Chief Financial Officer	2000	—

(1)	Member of the Audit Committee.

(2)	Member of the Compensation Committee.

(3)	Member of the Nominating Committee.

Directors and Executive Officers

        Thomas P. Smith, President and Director. Mr. Smith has served as President of the Company since April 1994 and as a director since 1993. He is a co-founder of the Company. Mr. Smith holds a B.S. degree in Ecology and Evolutionary Biology from the University of Arizona and a M.B.A. degree from Northern Arizona University.

        Matthew R. McBrady, Director. Mr. McBrady has served as a director of the Company since January 2001. From August 1998 though July 1999, Mr. McBrady served as a member of the staff of President Clinton’s Council of Economic Advisers. In December 1997, Mr. McBrady began working as a financial and analytical consultant for Avenue A, Inc., an internet marketing company, and served as its vice president of analytics from June 1999 through October 1999. Mr. McBrady taught corporate finance and economic courses at the University of Southern California during the summer terms of 1997 and 1998, at Harvard University from September 1996 through May 1997, and at Harvard Business School during the spring term of 1998. He currently teaches Advanced Corporate Finance at the Wharton School of Business at the University of Pennsylvania. Mr. McBrady holds a B.A. degree in Economics from

Harvard University, a M.S. degree in International Economics from Oxford University (UK), and a Ph.D. degree in Business Economics from Harvard University.

        Mark W. Kroll, Director. Dr. Kroll has served as a director of the Company since January 2003. Since 1995 Dr. Kroll has held various executive level positions within St. Jude Medical Inc., most recently as Senior Vice President and Chief Technology Officer, Cardiac Rhythm Management Division. Dr. Kroll holds a B.S. degree in Mathematics and a M.S. degree and a Ph.D. degree in Electrical Engineering from the University of Minnesota and a M.B.A. degree from the University of St. Thomas. Dr. Kroll is a director of Harbinger Medical, Inc (Cardiac Diagnostic), Arrowhead Offshore Partners, Ltd (Venture Capital), and OncoStim, Inc (DC Ablation for Cancer).

        Phillips W. Smith, Chairman of the Board of Directors. Dr. Smith has served as a director of the Company since 1993. Since August 1997, Dr. Smith has served on the Board of Directors of Pentawave, Inc., a developer of cross-media publishing software. Dr. Smith was Chairman of the Board of Pentawave from January 1999 through October 2000 and its Chief Executive Officer from January through March 1999. From June 1990 to September 1997, Dr. Smith served as the President and Chief Executive Officer of Zycad Corporation, a developer of engineering and manufacturing applications software. Dr. Smith holds a B.S.E. degree from West Point, a M.B.A. degree from Michigan State University, and a Ph.D. degree in Business Administration from St. Louis University.

        Bruce R. Culver, Director. Mr. Culver has served as a director of the Company since January 1994. Mr. Culver co-founded Professional Staff, P.L.C., a human resource management company, and has served on its Board of Directors since April 1990. In March 1993, Mr. Culver organized and has since remained the Chief Executive Officer of Culver Distributions, Inc., doing business as California Distribution Company, providing warehouse and distribution services to internet companies. Since April 1997, Mr. Culver has served on the Board of Pentawave, Inc., becoming its Chairman in October 2000.

        Patrick W. Smith, Chief Executive Officer and Director. Mr. Smith has served as Chief Executive Officer and as a director of the Company since 1993. He is a co-founder of the Company. Mr. Smith holds a B.A. degree in Biology from Harvard University, an M.B.A. degree from the University of Chicago, and a Masters Degree in International Finance from the University of Leuven in Leuven, Belgium.

        Bernard B. Kerik, Director. Mr. Kerik has served as a director of the Company since May 2002. Mr. Kerik is Chief Executive Officer of Giuliani-Kerik LLC, a Delaware company, and has held that position since 2001. From August 2000 through 2001, Mr. Kerik was New York City’s 40th Police Commissioner. Prior to his appointment as Police Commissioner, Mr. Kerik served as Commissioner of the New York Department of Correction from 1998 to 2000, and as the Department’s First Deputy Commissioner and the Director of the Investigations Division from 1995 to 1998.

        Kathleen C. Hanrahan, Chief Financial Officer. Ms. Hanrahan is the Company’s chief financial officer, serving in that position since November 2000. Ms. Hanrahan first joined TASER in January 1996 as an internal controls consultant and became its controller in March 1996.

        Each officer serves at the discretion of our Board of Directors. No officer is subject to an agreement that requires the officer to serve the Company for a specified number of years.

Meetings of the Board of Directors; Board Committees

        During the year ended December 31, 2002, the Board of Directors held four meetings.

        The Company maintains a standing Audit Committee, Compensation Committee and Nominating Committee. Messrs. Culver and McBrady are the members of the Audit and Compensation Committees. Patrick W. Smith, Phillips W. Smith and Mr. Culver are the members of the Nominating Committee.

        The Audit Committee held five meetings during the year ended December 31, 2002. Among other things, the function of the Audit Committee is to review and make recommendations to the Board of Directors with respect to the selection of the Company’s independent auditors and the terms of their engagement; review the policies and procedures of the Company and management with respect to maintaining the Company’s books and records; review with the independent auditors, upon the completion of their audit, the results of the auditing engagement and any other recommendations the auditors may have with respect to the Company’s financial, accounting or auditing systems; and review with the independent auditors, upon the completion of their quarterly review of the Company’s financial statements, the results of the quarterly review and any other recommendations the auditors may have in connection with their review. The Audit Committee operates under a written charter which was adopted effective February 15, 2001. The report of the Audit Committee for the year ended December 31, 2002 is included in this Proxy Statement.

        The Compensation Committee held no meetings during the year ended December 31, 2002, but took action by written consent on one occasion. Among other matters, the Compensation Committee determines salaries and bonuses and considers employment agreements for elected officers of the Company, and prepares reports on these matters; considers, reviews and grants awards under the Company’s compensation plans and administers the plans; and considers matters of director compensation, benefits and other forms of remuneration.

        The Nominating Committee held one meeting during the year ended December 31, 2002. The Nominating Committee is charged with, among other matters, identifying qualified candidates for nomination for election to the Board of Directors, obtaining the consent of the candidates to the nomination, and nominating such consenting candidates for election; and reviewing and making recommendations to the Board of Directors concerning the composition and size of the Board and its committees. The Committee will consider qualified candidates for nomination recommended by the Company’s stockholders, but has not established formal procedures with respect to the submission of such recommendations.

        Each director attended at least 75% of all Board and applicable Committee meetings during fiscal 2002.

Family Relationships

        Mr. Thomas P. Smith and Mr. Patrick W. Smith are Dr. Phillips W. Smith’s sons. No other family relationships exist among the Company’s directors and executive officers.

COMPENSATION OF DIRECTORS

        Members of the Board of Directors who are officers of the Company are not separately compensated for serving on the Board of Directors. Directors who are not officers of the Company are paid $1,250 per quarter. Directors are also reimbursed for expenses incurred in connection with attendance at meetings. In May 2002, the Company granted Mr. Kerik a stock option to purchase 25,000 shares of its Common Stock at a price of $14.21 per share with vesting ratably at the end of each month for a 36-month period commencing on June 2002. In October 2002, the Company granted Mr. McBrady, Mr. Culver and Mr. Kerik each a stock option to purchase 10,000 shares of its Common Stock at a price of $3.40 per share ($3.71 per share for Mr. Culver) with vesting ratably at the end of each month for a 36-month period commencing on November 2002. In January 2003, the Company granted Dr. Kroll a stock option to purchase 20,000 shares of its Common Stock at a price of $4.40 per share with vesting ratably at the end of each month for a 36-month period commencing on February 2003.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        In 1998, Mr. Bruce R. Culver, a director of the Company, loaned the Company $622,525. In March 1998, $150,000 of such amount was converted into 20,833 shares of the Company’s Common Stock at an estimated value of $7.20 per share. In December 1998, the Company issued Mr. Culver a promissory note for $472,525, the remaining amount due. The note carries interest at a rate of 10% per year with a maturity date of July 1, 2003 and has been paid in full.

        In 1999, Mr. Culver loaned the Company $1,500,000. In return, the Company issued him a promissory note in April 1999 for $500,000 at an effective interest rate of 27.1% per year to mature October 31, 2000, and 1,666,667 shares of the Company’s Common Stock at a price of $0.60 per share. These shares were subject to a repurchase agreement between Mr. Culver and the Company that allowed the Company to repurchase the shares if it met certain operating performance criteria. The Company met the criteria and repurchased the shares from Mr. Culver in July 2000 in exchange for a promissory note in the amount of $1,000,000. The Company consolidated this note and the April 1999 note into a new note for $1,500,000 which carried interest at bank prime, which was 9.5% at December 31, 2000, plus 1%. The Company repaid the new note in full in April 2001 with the proceeds of a loan from a commercial bank.

        In March 1999, Mr. Culver loaned the Company $100,000, and in July 1999, Mr. Culver loaned the Company $50,000. In May 2000, Mr. Culver loaned the Company an additional $200,000 at an interest rate of 10%, due July 1, 2003.

        The Company used all amounts loaned to it by Mr. Culver to fund its working capital needs. In July 2001, the Company used proceeds from a draw on an existing line of credit to prepay in full the total remaining amount due to Mr. Culver, $822,528, under a promissory note carrying interest at a rate of 10%. The Company received a prepayment discount of 7.5%, or $61,690, of the outstanding principal balance of the note at the time of the prepayment. It applied the discount to additional paid-in capital.

        In July 2000, the Company issued Mr. Culver a warrant to purchase 22,727 shares of its Common Stock at a price of $3.30 per share in connection with his provision of a $1,500,000 loan to the Company in such month. These warrants expire July 31, 2005.

        In 1998, Dr. Phillips W. Smith, the Company’s chairman, loaned it $725,691 to fund its working capital needs. In March 1998, $150,000 was converted into 20,833 shares of Common Stock at an estimated fair value of $7.20 per share and $120,000 was repaid. In December 1998, the Company issued a promissory note for $455,691, the remaining amount due. The note bears interest at a rate of 10% per year and matures July 1, 2003. Further, Dr. Smith has deferred expenses in the amount of $99,794, which was formalized in a note bearing 10% interest, which matured December 31, 2000, and which has been paid in full. Under certain circumstances, Dr. Smith agreed to extend the maturity of these notes. The Company repaid Dr. Smith these notes in full in the amount of $455,691 in February 2002.

        In April 2001, Mr. Culver established a non-revocable letter of credit in the amount of $500,000 on the Company’s behalf that it could use to fund any shortfalls in monthly working capital requirements until it could make other financing arrangements, and provided the Company a related letter of support. These documents expired on December 31, 2001.

        The Company leased a six-seat aircraft from Thomas P. Smith, the Company’s President and a director, under an Equipment Lease which expires in August 2013. The lease required the Company to pay Mr. Smith rent of approximately $1,556 per month ($18,672 per year). In October 2001, the Company entered into an agreement with Mr. Smith to pay approximately $29,000 to replace the aircraft’s engine. Mr. Smith sold the aircraft on March 25, 2002 and the lease was terminated at that time.

        It is the Company’s policy that all related party transactions will be reviewed by its Board of Directors. It is the policy of the Company’s Board of Directors that all proposed transactions by the Company with its directors, officers, five-percent stockholders and their affiliates, including forgiveness of any loan from the Company to any such person, be entered into or approved only if such transactions are on terms no less favorable to the Company than it could obtain from unaffiliated parties, are reasonably expected to benefit the Company and are approved by a majority of the disinterested, independent members of the Company’s Board of Directors. Such independent directors are authorized to consult with independent legal counsel at the Company’s expense in determining whether to approve any such transaction.

EXECUTIVE COMPENSATION

Cash and Non-Cash Compensation Paid To Certain Executive Officers

        The following table sets forth information regarding compensation awarded to, earned by, or paid to the Company’s Chief Executive Officer and to the Company’s President for all services rendered to the Company during

2002, 2001 and 2000. None of the Company’s other executive officers earned in excess of $100,000 in salary and bonus in 2002.

Summary Compensation Table

				Long Term
				Compensation
	Annual Compensation
				Securities
	Fiscal			Underlying Options
Name and Principal Position	Year	Salary	Bonus	(#)

Patrick W. Smith	2002	$107,974	—	42,000
Chief Executive Officer	2001	$96,252	—	60,000
	2000	$65,208	$2,500	—
Thomas P. Smith	2002	$107,904	—	42,000
President	2001	$87,688	—	75,000
	2000	$62,277	$2,500	—

Option Grants in Last Fiscal Year

        The following table sets forth certain information regarding options granted in 2002 to the Company’s Chief Executive Officer and the Company’s President:

		Individual Grants
	Number of
	Securities	% of Total Options
	Underlying	Granted to	Exercise or Base
Name	Options Granted(1)	Employees in 2002	Price ($/Sh)	Expiration Date

Patrick W. Smith	42,000	12.7%	$17.80	5/29/07
Thomas P. Smith	42,000	12.7%	$16.00	5/29/07

(1)	The options vest ratably at the end of each month for a 36-month period beginning June 2002, subject to the executive’s continuing performance of services as an employee for the Company.

Aggregate Option Exercises In Last Fiscal Year and Fiscal Year End Option Values

        The following table sets forth certain information regarding options exercised by the Company’s Chief Executive Officer and the Company’s President during 2002 and the number and value of unexercised options held by the Company’s Chief Executive Officer and the Company’s President on December 31, 2002.

			Number of Securities		Value of Unexercised In-
			Underlying Options at Fiscal		the- Money Options at
	Shares		Year End(#)		Fiscal Year End($)(1)
	Acquired On	Value
Name	Exercise(#)	Received($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Patrick W. Smith	10,000	$164,200	45,420	56,580	$0	$0
Thomas P. Smith	10,000	$164,200	60,420	56,580	$0	$0

(1)	Based on the closing price on The Nasdaq Stock Market of the Common Stock of the Company on December 31, 2002 of $4.04; the exercise price of each option exceeded such closing market price on such date.

Employment Agreements and Other Arrangements

        In July 1998, the Company entered into employment agreements with Patrick W. Smith and Thomas P. Smith pursuant to which they agreed to serve as its Chief Executive Officer and President, respectively. The agreements were for an initial three-year term ended June 30, 2001, and were automatically renewed for a two-year term on such date and will be automatically renewed every two years thereafter unless the Company gives Messrs. Patrick and Thomas Smith one-year prior notice of termination, if the termination is without cause. The agreements provided for annual base compensation in the amount of $65,000, which amount may be increased based on performance. In October 2001, the Company increased Messrs. Patrick and Thomas Smith’s annual base compensation to $115,000 and in October 2002 the Company increased Messrs. Patrick and Thomas Smith’s annual base compensation to $125,000, . The Company may terminate these agreements with or without cause. Should it terminate the agreements without cause, upon a change of control or upon their death or disability, the Company’s Chief Executive Officer and/or President is entitled to compensation equal to 12 months of salary in the event of termination without cause, 24 months of salary in the event of a change of control and 18 months of salary in the event of death or disability.

REPORT OF THE AUDIT COMMITTEE

Board of Directors

TASER International, Inc.

        The Audit Committee of the Board of Directors is established pursuant to the Company’s Bylaws, as amended, and the Audit Committee Charter adopted by the Board of Directors on February 15, 2001. Management is responsible for the Company’s internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and for issuing a report thereon. The Audit Committee’s responsibility is generally to monitor and oversee these processes, as described in the Audit Committee Charter.

        The members of the Audit Committee are Messrs. Matthew R. McBrady (Chairman) and Bruce R. Culver. Each member of the Audit Committee is independent in the judgment of the Company’s Board of Directors and as required by the listing standards of The Nasdaq Stock Market. Members of the Audit Committee are typically appointed at the annual meeting of the Board of Directors in May of each year.

        With respect to the year ended December 31, 2002, in addition to its other work, the Audit Committee:

•	Reviewed and discussed with the Company’s management and the independent auditors the audited financial statements of the Company as of December 31, 2002 and for the year then ended;

•	Discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees); and

•	Received from the independent auditors the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with the auditors the firm’s independence.

        Based upon the review and discussions summarized above, together with the Committee’s other deliberations and Item 7 of SEC Form 10-KSB, the Committee recommended to the Board of Directors that the audited financial statements of the Company, as of December 31, 2002 and for the year then ended, be included in the Company’s

Annual Report on Form 10-KSB for the year ended December 31, 2002 for filing with the SEC. The Committee also recommended the reappointment, subject to stockholder approval, of the independent auditors.

March 14, 2003.

Matthew R. McBrady
Bruce R. Culver

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

        The following table sets forth information, as of March 17, 2003, with respect to beneficial ownership of the Company’s Common Stock (the only class of shares of outstanding voting securities of the Company) by each director or nominee for director, by each Named Executive Officer, by all directors and officers as a group, and by each person who is known to the Company to be the beneficial owner of more than five percent of the Company’s outstanding Common Stock.

        As of such date, there were 2,809,393 shares of Common Stock outstanding. The Company believes that, except as otherwise described below, each named beneficial owner has sole voting and investment power with respect to the shares listed.

	Amount and Nature of
Name and Address of Beneficial Owner	Beneficial Ownership	Percent of Class(1)

Bruce R. Culver(2)(3)	236,918	8.4%
Patrick W. Smith(2)(3)	351,954	12.3%
Phillips W. Smith(2)(3)(4)	338,115	12%
Thomas P. Smith(2)(3)	251,844	8.8%
Bernard B Kerik(2)	9,450	*
Matthew R. McBrady(2)	7,100	*
Mark W. Kroll(2)	1,600	*
All directors and executive officers as a group (8 persons)(3)	1,239,982	30.6%

*	less than 1%

(1)	Calculated based on number of outstanding shares as of March 17, 2003 which is 2,809,393 plus the total number of shares which the reporting person has the right to acquire within 60 days following March 17, 2003.

(2)	The address of such person is c/o 7860 East McClain Drive, Suite 2, Scottsdale, Arizona 85260.

(3)	The shares shown as beneficially owned include 1,700 shares for Bruce R. Culver, 45,420 shares for Patrick W. Smith, 16,086 shares for Phillips W. Smith, 60,420 shares for Thomas P. Smith, 9,450 shares for Bernard B. Kerik, 7,100 shares for Matthew R. McBrady, 1,600 shares for Mark W. Kroll and 184,777 shares for the group, which such persons and the group have the right to acquire by exercise of stock options or warrants within 60 days following March 17, 2003.

(4)	The shares beneficially owned by Phillips W. Smith include 322,029 shares held of record by the Phillips W. Smith Family Trust.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than 10 percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10 percent beneficial owners are required by SEC regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a). Based solely on a review of the copies of such reports furnished to the Company and written representations from reporting persons that no other reports were required, to the Company’s knowledge, such persons complied with all of the Section 16(a) filing requirements applicable to them with respect to 2002, except that a Form 3 was filed late for Mr. Kerik and Mr. McBrady.

PROPOSAL TWO:

RATIFICATION OF APPOINTMENT OF AUDITORS

        The Board of Directors has appointed Deloitte & Touche LLP, independent public accountants, to audit the consolidated financial statements of the Company for the year ending December 31, 2003. Deloitte & Touche LLP has acted as independent public accountants for the Company since 2002. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions.

        Unless marked to the contrary, proxies received will be voted FOR ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the 2003 year.

        The Board of Directors recommends a vote FOR ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the 2003 year.

Change of Auditors

        On June 3, 2002, the Company determined to change its independent public accountants from Arthur Andersen LLP to Deloitte & Touche LLP. This determination followed the Company’s decision to seek proposals from independent public accountants to audit its financial statements, and was approved by the Company’s Board of Directors upon the recommendation of its Audit Committee.

        Arthur Andersen’s reports on the Company’s financial statements for the Company’s 2001 and 2000 fiscal years did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

        During the audits for the Company’s 2001 and 2000 fiscal years and through the subsequent interim periods to the date of the change in independent public accountants, there have been no disagreements between the Company and Arthur Andersen on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Arthur Andersen’s satisfaction, would have caused Arthur Andersen to make reference to the subject matter of the disagreement in connection with its reports.

        None of the reportable events described under Item 304(a)(1)(iv)(B)-(E) of Regulation S-B have occurred within the Company’s 2001 and 2000 fiscal years and through the subsequent interim periods to the date of the change in independent public accountants.

        Effective June 7, 2002, the Company engaged Deloitte & Touche as its independent public accountants. During the Company’s 2001 and 2000 fiscal years and through the subsequent interim periods to the date of the change in independent public accountants, the Company did not consult with Deloitte & Touche regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or any other matter or reportable event set forth in Item 304(a)(2)(i) and (ii) of Regulation S-B.

Audit Fees

        The aggregate fees billed by Deloitte & Touche LLP for professional services rendered for the audit of the Company’s annual financial statements for the fiscal year ended December 31, 2002 and for the review of the financial statements included in the Company’s Quarterly Reports on Form 10-QSB for the second and third quarters of that fiscal year were $78,600.

Financial Information Systems Design and Implementation Fees

        Deloitte & Touche LLP did not bill any fees for the fiscal year ended December 31, 2002 for services to the Company related to financial information systems design and implementation.

All Other Fees

        The aggregate fees billed by Deloitte & Touche LLP for services rendered to the Company, other than the services described above under “Audit Fees” for the fiscal year ended December 31, 2002 were $26,450. These services included assistance with preparation of the Company’s 2002 income tax returns and consultation with regard to tax issues.

        The Audit Committee has considered whether the provision by Deloitte & Touche LLP of non-audit services is compatible with Deloitte & Touche maintaining its independence.

OTHER BUSINESS

        Management knows of no other matters that will be presented for action at the Annual Meeting. However, the enclosed proxy gives discretionary authority to the persons named in the proxy in the event that any other matters should be properly presented for action at the meeting.

STOCKHOLDER PROPOSALS

        To be eligible for inclusion in the Company’s proxy materials for the 2004 Annual Meeting of stockholders, a proposal intended to be presented by a stockholder for action at that meeting must, in addition to complying with the stockholder eligibility and other requirements of the SEC’s rules governing such proposals, be received not later than November 25, 2003 by the Secretary of the Company at the Company’s principal executive offices, 7860 East McClain Drive, Suite 2, Scottsdale, Arizona 85260.

        Stockholders may bring business before an annual meeting only if the stockholder proceeds in compliance with the Company’s Bylaws, as amended. For business to be properly brought before the 2003 Annual Meeting by a stockholder, notice of the proposed business must be given to the Secretary of the Company in writing on or before the close of business on April 10, 2003.

        The notice to the Company’s Secretary must set forth as to each matter that the stockholder proposes to bring before the meeting: (a) the nature of the proposed business with reasonable particularity, including the exact text of any proposal to be presented for adoption, and the reasons for conducting that business at the annual meeting; (b) the stockholder’s name and address as they appear on the records of the Company, business address and telephone number, residence address and telephone number, and the class and number of shares of each class of stock of the Company directly or beneficially owned by the stockholder; (c) any interest of the stockholder in the proposed business; (d) the name or names of each person nominated by the stockholder to be elected or re-elected as a director, if any; and (e) with respect to any such nominee, the nominee’s name, business address and telephone number, residence address and telephone number, the class and number of shares of each class of stock of the Company, if any, directly or beneficially owned by the nominee, all information relating to the nominee that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, under Regulation 14A of the Securities Exchange Act of 1934, as amended, or successor regulation, and a letter signed by the nominee stating the nominee’s acceptance of the nomination, the nominee’s intention to serve as a director if elected and consenting to being named as a nominee for director in any proxy statement relating to such election.

        Further, if a stockholder does not provide the Company notice of business to be brought before the 2004 Annual Meeting by February 14, 2004, the proxies for such meeting may exercise discretionary voting authority on any such proposal or nomination, in accordance with their best judgment.

        The presiding officer at any annual meeting shall determine whether any matter was properly brought before the meeting in accordance with the above provisions. If the presiding officer should determine that any matter has not been properly brought before the meeting, he or she will so declare at the meeting and any such matter will not be considered or acted upon.

        A copy of the Company’s 2002 Annual Report on Form 10-KSB will be available to stockholders without charge upon request to: Investor Relations, TASER International, Inc., 7860 East McClain Drive, Suite 2, Scottsdale, Arizona 85260.

By Order of the Board of Directors,

/s/ KATHLEEN C. HANRAHAN

Kathleen C. Hanrahan

Secretary
March 31, 2003

TASER International, Inc.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS MAY 1, 2003
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Phillips W. Smith and Patrick W. Smith as proxies, each with full power of substitution, to vote all of the Common Stock that the undersigned is entitled to vote at the Annual Meeting of Stockholders of TASER International, Inc. to be held on Thursday, May 1, 2003 beginning at 12:00 Noon, Scottsdale time, and at any adjournments or postponements thereof:

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR, FOR APPROVAL OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY, AND FOR THE APPLICABLE PROXIES VOTING IN THEIR DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

You are cordially invited to attend the 2003 Annual Meeting of Stockholders of TASER International, Inc., which will be held at 7860 East McClain Drive, Suite 2, Scottsdale, Arizona beginning at 12:00 Noon on Thursday, May 1, 2003.

Whether or not you plan to attend this meeting, please sign, date, and return your proxy form as soon as possible so that your shares can be voted at the meeting in accordance with your instructions. If you attend the meeting, you may revoke your proxy, if you wish, and vote personally. It is important that your stock be represented.

Kathleen C. Hanrahan, Secretary

(PLEASE SIGN ON REVERSE SIDE)

1. ELECT THREE DIRECTORS:
☐	VOTE FOR all nominees listed (except as indicated to the contrary below).	☐	WITHHOLD AUTHORITY to vote for all nominees listed.

Class C (three-year term) Thomas P. Smith, Mark W. Kroll and Matthew R. McBrady

INSTRUCTIONS: To withhold authority to vote for an individual nominee, strike a line through the nominee’s name above.

2. RATIFY APPOINTMENT OF DELOITTE & TOUCHE LLP as the Company’s independent auditors for 2003.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Dated:	, 2003

Signature

Signature

Please date and sign exactly as your name or names appear left. If more than one name appears, all should sign. Persons signing as attorney, executor, administrator, trustee, guardian, corporate officer or in any other official or representative capacity, should also provide full title. If a partnership, please sign in full partnership name by authorized person.